SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5 Greenway Plaza, Suite 2700
Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Compensation of Executive Officers

On July 25, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Pogo Producing Company (the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved changes to annual compensation arrangements, effective as of August 1, 2006. Following is a description of the compensation changes that were approved by the Committee for the Company’s “named executive officers” identified in the Company’s proxy statement dated March 27, 2006, along with a description of the extensions of the employment agreements of certain executive officers.

Annual Base Salary

The following table sets forth the annual base salaries of the named executive officers approved by the Committee, effective as of August 1, 2006.

Paul G. Van Wagenen Chairman of the Board, President and Chief Executive Officer	$1,640,000

Steven R. Brunner Executive Vice President—Operations	$650,000

Jerry A. Cooper Executive Vice President and Regional Manager—Western United States	$650,000

John O. McCoy, Jr. Executive Vice President and Chief Administrative Officer	$435,000

James P. Ulm, II Senior Vice President and Chief Financial Officer	$410,000

Bonus

The Committee approved the following bonus payments to the named executive officers in respect of performance during 2005. One-third of each amount set forth below is payable in cash on August 1, 2006, with the remaining portion payable in two equal increments in August 2007 and August 2008, contingent upon the officer’s continued employment on those dates.

Mr. Van Wagenen	$750,000

Mr. Brunner	$250,000

Mr. Cooper	$250,000

Mr. McCoy	$225,000

Mr. Ulm	$225,000

Restricted Stock Awards and Tax Assistance Payments

The Committee approved the following awards of restricted stock, effective as of August 1, 2006, to the named executive officers in respect of 2005 performance pursuant to its 2004 Incentive Plan. The officers will receive dividends on the restricted stock, and each award will vest in four equal annual increments beginning in August 2007, contingent upon the officer’s continued employment on the applicable vesting date.

Mr. Van Wagenen	36,000 shares

Mr. Brunner	17,000 shares

Mr. Cooper	17,000 shares

Mr. McCoy	13,000 shares

Mr. Ulm	13,000 shares

The Committee also approved the following additional tax assistance payments to be made in August 2006. The payments are intended to cover a portion of the tax liabilities associated with the vesting in 2006 of restricted stock granted in prior years and thereby to encourage continued ownership of the Company’s stock.

Mr. Van Wagenen	$273,000

Mr. Brunner	$111,000

Mr. Cooper	$111,000

Mr. McCoy	$96,000

Mr. Ulm	$87,000

Employment Agreements

The Committee also acted to extend the term of existing employment agreements with the named executive officers and other executive officers who are parties to such agreements. The amendment extends the previous expiration date of the agreements from August 1, 2007 to August 1, 2008. The agreements as in effect prior to this extension are described in the Company’s proxy statement dated March 27, 2006 under “Executive Compensation—V. Employment Agreements” and are included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Compensation of Directors

In connection with its performance and compensation review of the Company’s executive officers, the Committee completed its periodic performance and compensation review of the Company’s directors and recommended to the Board of Directors changes to compensation arrangements. Summarized below are the terms of the compensation for non-employee directors approved by the Board of Directors, effective as of August 1, 2006. Retainers for chairmen will be prorated in 2006 for the increased amounts.

Annual Retainers:

Board members	$60,000

Audit Committee Chairman	$10,000

Compensation Committee Chairman	$5,000

Nominating and Corporate Governance Committee Chairman	$5,000

Management Committee Chairman	$5,000

Per Meeting Fees:

Board members	$2,500

Audit Committee members	$3,000

Compensation Committee members	$1,500

Nominating and Corporate Governance Committee members	$1,500

Management Committee members	$1,500

Beginning June 1, 2007, each non-employee director will receive an annual grant of 2,000 restricted shares of common stock plus a cash award equivalent in value to 2,000 shares of common stock. On June 1, 2006, each non-employee director received 1,500 restricted shares of common stock plus a cash award equivalent in value to 1,500 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: July 31, 2006	By:	/s/ John O. McCoy, Jr.
John O. McCoy, Jr.
Executive Vice President and Chief Administrative Officer